Exhibit 10.450

SECOND Amended and Restated

LIMITED LIABILITY COMPANY AGREEMENT
OF
BR MOREHEAD JV MEMBER, LLC

This Second Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of BR Morehead JV Member, LLC (the “Company”), effective as of January 5, 2017 (the “Effective Date”), is entered into by BRG MOREHEAD NC, LLC (“BRG”), a Delaware limited liability company, and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC (“SOIF II”) (collectively with BRG, the “Members”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

RECITALS

A.           The Company was formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), by the filing of a Certificate of Formation, dated July 31, 2015 with the Secretary of State of the State of Delaware.

B.           The Members originally entered a Limited Liability Company Agreement on November 24, 2015, and an Amended and Restated Limited Liability Company Agreement on December 29, 2016, both of which are amended, restated, and superseded in its entirety by this Agreement;

C.           BRG previously owned all the outstanding preferred membership interests in the Company, but has been redeemed of such interest.

D.           SOIF II previously owned an all the outstanding common membership interests in the Company.

E.           As of the date of this Agreement, BRG owns a 0.5% common membership interest in the Company, and SOIF II owns a 99.5% common membership interest in the Company. Neither BRG nor any other Person owns any preferred membership interest in the Company.

F.           The Company owns a limited liability company interest in BR ArchCo Morehead JV, LLC (“ArchCo JV”), ArchCo JV owns a 100% limited liability company interest in BR ArchCo Morehead Mezz, LLC (“BR ArchCo Mezz”), BR ArchCo Mezz owns a 100% limited liability company interest in BR ArchCo Morehead, LLC (“BR ArchCo”), and BR ArchCo owns the Property.

G.           A Mezzanine Loan (the “Loan”) was entered between the Company, as borrower, and BRG, as Lender.

H.           In connection with the Loan, the Company entered an Amended & Restated Option to Purchase Membership Interest & Purchase Agreement (the “Option Agreement”), whereby the Lender shall have the right to purchase up to 100% of the Membership Interest of SOIF II in the Company at an agreed upon price.

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I.           The undersigned desire to execute this Agreement to set forth the terms and conditions under which the management, business, and financial affairs of the Company will be conducted.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby covenant and agree as follows:

Section 1.          Name. The name of the limited liability company formed hereby is BR Morehead JV Member, LLC.

Section 2.          Registered Agent and Registered Office.

The name of the registered agent and the address of the registered office of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc., with an address at 160 Greentree Drive, Suite 101, Dover, DE 19904.

Section 3.          Purpose. The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)	To own and hold a 100% limited liability company interest in ArchCo JV;

(ii)	to enter into and perform its obligations under the Loan Documents with Lender, and to transact lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(iii)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

Section 4.          Powers.

(a)          Subject to Section 7(d), the Company, and the Manager on behalf of the Company, (i) shall have and exercise all powers necessary, convenient, or incidental to accomplish its purposes as set forth in Section 3 and (ii) subject to Section 3, shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(b)          The Company is hereby authorized to execute, deliver and perform, and the Manager on behalf of the Company is hereby authorized to execute and deliver, the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Manager to enter into other agreements on behalf of the Company.

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Section 5.          Members.

(a)          The mailing addresses of the Members are set forth on Schedule B attached hereto.

(b)          Except as otherwise provided in this Agreement, each Member shall be entitled to vote on any matter submitted by the Manager to a vote of the Members. The Members representing a majority of the Membership Interests entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of Members; provided, however, that if Members representing less than a majority of Membership Interests of Members entitled to vote are represented at the meeting, Members representing a majority of Membership Interests so represented may adjourn the meeting at any time and shall, prior to adjournment, announce the date and time on which the meeting will be reconvened. If a quorum is present, a majority vote of the Membership Interests is required to approve any action or proposals before the Members, unless the vote of a greater number is required by the Act, the Certificate or this Agreement. Subject to Section 7(d), the Members may act by written consent.

Section 6.          Certificates. Ramin Kamfar, Jordan Ruddy and Michael Konig, are hereby designated as “authorized persons” within the meaning of the Act, and have caused the Certificate of Formation of the Company to be filed with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, their powers as “authorized persons” ceased, and the Manager thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of Delaware and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.          Management.

(a)          Subject to Section 7(d), the business and affairs of the Company shall be managed by or under the direction of the Manager. The initial Manager shall be SOIF II. The Manager shall hold office until such Manager’s dissolution, death or resignation. Subject to the provisions of this Section 7 and Section 17, any successor Manager shall be appointed by a majority of the Membership Interests. Upon exercise by BRG in its capacity as optionee under the Option Agreement, BRG shall automatically succeed as, and become, Manager of the Company.

(b)          Powers. Subject to Sections 3 and 7(d), the Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 3 and 7(d), the Manager has the authority to bind the Company.

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(c)          Manager as Agent. To the extent of its powers set forth in this Agreement and subject to Section 7(d), the Manager is an agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in accordance with such powers set forth in this Agreement shall bind the Company.

(d)          Limitations on the Company’s Activities.

(i)	This Section 7(d) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)	Notwithstanding anything to the contrary in this Agreement, the Manager shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the Certificate of Formation, or Sections 3, 4, 5(b), 7, 12, 15, 16, 17, 18, 19, 20, 21 or 26 or Schedule A of this Agreement (the “Special Purpose Provisions”) without the unanimous written consent of BRG, as Lender under the Loan. Subject to this Section 7(d), the Manager reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 26.

(iii)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, so long as any Obligation is outstanding, neither the Manager nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of BRG, as Lender, to take any Material Action;

(iv)	The Manager shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. Notwithstanding anything to the contrary in this Agreement, the Manager also shall cause the Company to:

(A)	at all times remain solvent and pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(B)	correct any known misunderstanding regarding the separate identity of such entity and not identify itself as a division of any other Person;

(C)	maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, shall file its own tax returns except to the extent that it is required by law to file consolidated tax returns;

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(D)	maintain its own records, books, resolutions and agreements;

(E)	not commingle its funds or assets with those of any other Person and shall not participate in any cash management system with any other Person;

(F)	hold its assets in its own name;

(G)	conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Company;

(H)	(i) maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (ii) show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (iii) not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that its separate assets and credit are not available to pay the debts of such Affiliate and that its liabilities do not constitute obligations of the consolidated entity;

(I)	pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and maintain a sufficient number of employees in light of its contemplated business operations;

(J)	observe all limited liability company formalities;

(K)	not have any Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership of the limited liability company interests in ArchCo JV and the routine administration of the Company, in amounts not to exceed 2% of the amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances and (iii) such other liabilities that are permitted pursuant to the Loan Agreement;

(L)	not assume or guarantee or become obligated for the debts of any other Person, not hold out its credit as being available to satisfy the obligations of any other Person and not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to the Loan Agreement;

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(M)	not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(N)	allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors or any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(O)	maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Company’s agent;

(P)	not pledge its assets to or for the benefit of any other Person other than to secure the Obligation, as provided in the Loan Agreement;

(Q)	hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company and not as a division or part of any other Person;

(R)	maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(S)	not make loans to any Person and not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(T)	not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and not identify itself as a division of any other Person;

(U)	other than capital contributions and distributions permitted hereunder, not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(V)	not have any obligation to indemnify, and not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Obligations and shall not constitute a claim against it in the event that cash flow is insufficient to pay the Obligations;

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(W)	not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(X)	not form, acquire or hold any subsidiary;

(Y)	comply with all of the terms and provisions contained in its organizational documents;

(Z)	not permit any Affiliate or constituent party independent access to its bank accounts;

(AA)	continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business; and

(BB)	pay all taxes which it owes.

Failure of the Company, or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members.

(v)	So long as any Obligation is outstanding, the Manager shall not cause or permit the Company to:

(A)	engage in any business unrelated to owning limited liability company interests in ArchCo JV;

(B)	own, directly or indirectly, any real property other than the Property;

(C)	have any assets other than cash, the limited liability company interests in ArchCo JV, and indirectly, in the Property and personal property necessary or incidental to the ownership and operation of the Property; or

(D)	engage in, seek, consent or permit any dissolution, winding up, liquidation, consolidation, merger, sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents.

Section 8.          Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Manager nor the Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member of the Company.

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Section 9.          Capital Contributions.

The Members have contributed to the Company capital of an agreed value as listed on Schedule B attached hereto.

Section 10.         Additional Contributions.

Except to the extent capital calls are made by ArchCo JV, the Members are not required to make any additional capital contribution to the Company. If ArchCo JV makes a capital call, the Members shall fund their proportionate share of such capital call to the Company based on their Percentage Interest set forth on Schedule B. If any Member fails to make its share of any capital call (the “Defaulting Member”), the other Member may, but shall not be obligated to, make the Defaulting Member’s share of such capital call. To the extent of additional capital contributions made by a Member on behalf of a Defaulting Member, the proportion of the additional capital contribution so funded shall be entitled to priority distributions before all other distributions under Section 12, including a 20% annual return on such additional capital contributions made on behalf of the Defaulting Member.

Except as provided in Section 21, the provisions of this Agreement, including this Section 10, are intended to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 11.         Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Members.

Section 12.         Distributions.

(a)          Distributions shall be made from available cash flow to the Members in accordance with their Percentage Interests. The Company shall not be required, however, to make such distributions to the Members if such distribution would violate the Act or any other applicable law or the Loan Documents.

(b)          Prior to the full repayment of the Loan, the Manager shall not make any distributions to the Members without the prior written consent of BRG, as Lender.

(c)          Notwithstanding the foregoing, to the extent that, in connection with the exercise of rights by BRG under the Option Agreement, there results a payment by BRG equal to the amount needed to retire the Mezzanine Loan, such payment shall be outside of the provisions of this Section 12, and shall be payable solely to BRG in its capacity as Lender under the Mezzanine Loan.

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Section 13.         Books and Records.

The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The Members and their duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Manager. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Manager.

Section 14.         Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Manager and Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 15.         Exculpation and Indemnification.

(a)          To the fullest extent permitted by applicable law, neither the Manager, nor the Members nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 by the Company shall be provided out of and to the extent of Company assets only, and the Manager and the Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 15 shall be payable from amounts allocable to any other Person pursuant to the Loan Documents.

(c)          To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 15.

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(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, advice of counsel, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(e)          The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f)          Notwithstanding the foregoing provisions, any indemnification obligation set forth herein shall be fully subordinate to the Loan, and payment of any indemnification claim against the Company shall be made only after payment of all sums then due and payable to Lender.

(g)          The foregoing provisions of this Section 15 shall survive any termination of this Agreement.

Section 16.         Assignments.

Without the prior written consent of BRG, as Lender, the Members may not assign in whole or in part their Membership Interests. Subject to Section 18, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If a Member transfers all of its Membership Interests in the Company pursuant to this Section 16, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Loan Documents shall, without further act, become a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 17.         Resignation.

So long as any Obligation is outstanding, the Manager may not resign, except as permitted under the Loan Documents and if BRG, as Lender, consents in writing. If the Manager is permitted to resign pursuant to this Section 17, BRG shall become the substitute Manager.

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Section 18.         Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Manager; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless BRG, as Lender, consents in writing.

Section 19.         Dissolution.

(a)          The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the last remaining Member of all of its Membership Interest in the Company and the admission of the transferee pursuant to Sections 16 and 18, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 17 and 18), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)          Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause the other Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution, and the remaining Member waives any right it might have under the Act to agree in writing to dissolve the Company upon the Bankruptcy of a Member.

(c)          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)          The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 20.         Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Manager and each Member, hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 12 hereof. The interest of the Members in the Company is personal property.

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Section 21.         Benefits of Agreement; No Third-Party Rights.

Except for BRG, in its capacity as Lender, with respect to the Special Purpose Provisions, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons). BRG, as Lender, is an intended third party beneficiary of this Agreement and may enforce the Special Purposes Provisions.

Section 22.         Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 23.         Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 24.         Binding Agreement.

Notwithstanding any other provision of this Agreement, the Members and Manager agree that this Agreement, including, without limitation, the Special Purposes Provisions, constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members in accordance with its terms.

Section 25.         Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 26.         Amendments.

Subject to Section 7(d), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by all Members.

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Section 27.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 28.         Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Members, to the Members at their addresses as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the Effective Date.

MEMBER:	BRG MOREHEAD NC, LLC

	By:	Bluerock Residential Holdings, L.P.
	Its:	Sole Member

		By:	Bluerock Residential Growth REIT, Inc.
		Its:	General Partner

			By:	/s/ Michael L. Konig
			Name:	Michael L. Konig
			Its:	Authorized Officer

MEMBER:	BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC

	By:	BR SOIF II Manager, LLC
	Its:	Manager

		By:	/s/ Jordan Ruddy
		Name:	Jordan Ruddy
		Its:	Authorized Signatory

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SCHEDULE A

Definitions

A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings (all capitalized terms used in this Agreement and not defined herein shall have the meanings given to such terms in the Loan Agreement):

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” has the meaning set forth in the Loan Agreement.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 31, 2015, as amended or amended and restated from time to time.

“Company” means BR Morehead JV Member, LLC, a Delaware limited liability company.

“Covered Persons” has the meaning set forth in Section 15.

“Debt” shall have the meaning given such term in the Loan Agreement.

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“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances (as defined in the Loan Agreement)).

“Lender” means BRG Morehead NC, LLC, its successors and/or assigns.

“Loan” means that certain mezzanine loan from Lender to the Company in the original principal amount of $22,597,986, which Loan is principally secured by a first priority lien in the 100% limited liability company interest in ArchCo JV owned by the Company.

“Loan Agreement” means the Amended and Restated Loan and Security Agreement between Lender and the Company pursuant to which Lender agreed to make the Loan to the Company.

“Loan Documents” means the Loan Agreement, Control Agreement, Option Agreement and any other documents executed by Company in connection with the closing of the Loan and all documents and certificates contemplated thereby or delivered in connection therewith.

“Material Action” means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Member” shall have the meaning given in the introduction to this Agreement, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Membership Interest” means the membership interest in the Company owned by a particular Member of the Company, as set forth in Schedule B.

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“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents or any related document in effect as of any date of determination.

“Percentage Interest” shall be the allocated percentages set forth on Schedule B.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Property” means that certain real property consisting of 3.10 acres of land commonly known as 1309 and 1331 West Morehead Street and 811 and 829 South Summit Avenue and located in Charlotte, North Carolina, and all improvements now or in the future thereon, together with all personal property owned in connection therewith or related thereto.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
BRG Morehead NC, LLC	712 Fifth Avenue, 9th Floor New York, New York 10019	$14,499	0.5%

Bluerock Special Opportunity + Income Fund II, LLC	712 Fifth Avenue, 9th Floor New York, New York 10019	$2,885,386	99.5%

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